EXHIBIT 10.44


                            EMPLOYMENT AGREEMENT


            This Employment Agreement (this "Agreement") dated as of July 24, 2000 by and between ALAMOSA PCS HOLDINGS, INC., a Delaware corporation, having its principal executive office located at 5225 South Loop 289, Suite 120, Lubbock, Texas 79424 (the "Company") and ANTHONY SABATINO (the "Employee").

                                WITNESSETH:

            WHEREAS, the parties are entering into this Agreement to set forth and confirm their respective rights and obligations with respect to the Employee's employment by the Company.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties mutually agree as follows:

            1. EMPLOYMENT; TERM; DUTIES. The Company hereby employs the Employee as Chief Technology Officer. The term of the Employee's employment, pursuant to this Agreement, will commence on July 24, 2000 and will continue until July 24, 2003, or the termination of this Agreement as described in Section 5 hereof. The Employee hereby accepts such employment, and agrees to devote his full time and effort to the business and affairs of the Company with such duties consistent with the Employee's position as may be assigned to him from time to time by the Chief Executive Officer of the Company, or any other designee appointed by the CEO from time-to-time. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to impose any obligation on the Company or any of its subsidiaries to continue to employ the Employee, or on the Employee to remain in the employ of the Company or any of its subsidiaries.

            2. COMPENSATION. In consideration of all services rendered by the Employee during the term of his employment pursuant to this Agreement, the Company will provide the Employee with the following compensation:

                  (a) BASE SALARY. The Company will pay the Employee a base salary at the annual rate of $160,000.00, payable periodically but no less often than semi-monthly, in substantially equal amounts, in accordance with the Company's payroll practices from time to time in effect. The Company will review the Employee's base salary at least once each year and may, in its discretion, increase the Employee's base salary, and in the limited circumstances described in Section 5(c)(ii), decrease the Employee's base salary.

                  (b) BONUS. In addition to the Employee's base salary, the Employee may be eligible to receive a bonus according to the provisions of the Alamosa PCS Management Short-Term Incentive Plan approved by the CEO, as long as the Employee is assigned to an Eligible Job as defined by the Management Short-Term Incentive Plan. Any bonus amount owing to the Employee shall be paid as soon as administratively practical following the end of the applicable performance period.

                  (c) CAR ALLOWANCE. In addition to the Employee's base salary, the Employee may be eligible to receive a car allowance of $500 a month. A car allowance is payable periodically but no less often than monthly, in substantially equal amounts, in accordance with the Company's payroll practices from time to time in effect.

                  (d) OTHER SERVICE. The Employee will receive no additional compensation for serving the Company in any other capacity, including on the Company's (or subsidiary's) Board of Directors, and shall serve in any such position or similar position if so elected or appointed.

            3. EMPLOYEE BENEFITS. The Employee will be entitled to participate in all incentive, retirement, profit-sharing, life, medical, disability and other benefit plans and programs (collectively "Benefit Plans") as are from time to time generally available to other executives of the Company with comparable responsibilities, subject to the provisions of those programs. Without limiting the generality of the foregoing, the Company will provide the Employee with basic health and medical benefits on the terms that such benefits are provided to other executives of the Company with comparable responsibilities. The Employee will also be entitled to holidays, sick leave and vacation in accordance with the Company's policies as they may change from time to time, but in no event shall the Employee be entitled to less than four weeks paid vacation per year.

            4. EXPENSES.

                  (a) Reimbursement for Expenses. The Company will promptly reimburse the Employee, in accordance with the Company's policies and practices in effect from time to time, for all expenses reasonably incurred by the Employee in performance of the Employee's duties under this Agreement, including reimbursement for miles driven by the Employee in furtherance of the Company's business ("Business Mileage").

                        (1) Reimbursement for Business Mileage shall be at
            the standard mileage rate allowed by the Internal Revenue Service ("IRS") for the taxable year and set forth in the appropriate IRS publication.

                        (2) Business mileage does not include commuting
            from Employee's residence to the Employee's principal place of employment.

                        (3) Employee is responsible for proper
            substantiation and reporting of Business Mileage and/or actual expenses.

                        (4) Employee acknowledges that the payment to him
            of a monthly vehicle allowance plus the standard mileage rate may result in taxable income if the business portion of actual automobile expenses is less than the total amount paid to employee under this subsection, or if employee does not maintain the records required by the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. Employee has been advised to consult a tax advisor to determine the taxability of payments under this subsection, and the record keeping requirements associated with the travel and expenses associated with such payments.

            5. TERMINATION. The Employee's employment by the Company: (a) shall terminate upon the Employee's death or disability (as defined below); (b) may be terminated by the Company for any reason other than cause at any time; (c) may be terminated by the Company for cause (as defined below) at any time; (d) may be terminated by the Employee, without cause at any time upon forty-five (45) days' prior written notice delivered by the Employee to the Company; and (e) may be terminated by the Employee for cause (as defined below) at any time upon forty-five (45) days' prior written notice delivered by the Employee to the Company.

                  (a) The term "disability" means the determination under the Company's Long-Term Disability Plan that the Employee is eligible to receive a disability benefit.

                  (b) The term "cause" in the event of termination of the Employee's employment by the Company means (i) any breach of Sections 7 or 8 of this Agreement by Employee which has an adverse effect on the Company and which is not or cannot be cured within thirty (30) days after notice from the Board of Directors of the Company thereof;
      (ii) commission of any act of fraud, embezzlement or dishonesty by the Employee that is materially and demonstrably injurious to the Company; (iii) any act or omission by Employee which constitutes an uncured default or breach of that certain Sprint PCS Management Agreement dated July 17, 1998 and as it may be amended from time to time or any other similar Sprint Management Agreement to which the Company or any of its affiliates or subsidiaries may be a party (the "Sprint Agreement"); (iv) the failure by the Employee to substantially perform the Employee's duties under this Agreement, as determined by the Company's Chief Executive Officer, and after expiration of a cure period of fifteen (15) days following the Employee's receipt of written notice from the Chief Executive Officer describing such failure; or (v) any other intentional misconduct by the Employee adversely affecting the business or affairs of the Company in a material manner. The term "intentional misconduct by the Employee adversely affecting the business or affairs of the Company" shall mean such misconduct that is detrimental to the business or the reputation of the Company as it is perceived both by the general public and the telecommunications industry.

                  (c) The term "cause" in the event of termination of the Employee's employment by the Employee means (i) the change in job responsibilities of the Employee resulting in the demotion of the Employee, which demotion is caused by something other than would be cause for termination of the Employee's employment by the Company for cause; (ii) a reduction by the Company to the Employee's annual base salary and bonus opportunity as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary and bonus opportunity reductions similarly affecting all senior executives of the Company; and (iii) the relocation of the Employee's principal place of employment, without the Employee's consent, to a location more than 50 miles from the Employee's then principal place of employment.

            Upon the occurrence of grounds constituting cause under this
      Section 5(c) of which the Employee has notice (including constructive notice), the Employee shall have thirty (30) days to deliver to the Board of Directors a written notice which specifically identifies the grounds pursuant to which the Employee has determined that he has cause to terminate his employment. If the Employee fails to deliver such a written notice to the Board in a timely fashion, the Employee shall be deemed to have consented to the change in his employment (the "Amended Employment") and thereafter shall be prevented from asserting that such change constitutes grounds for him to terminate his employment for cause. Further, any subsequent determination of whether the Employee has cause to terminate his employment shall be based on the terms and conditions of such Amended Employment.

            6. CONSEQUENCES OF TERMINATION.

                  (a) CONSEQUENCES OF TERMINATION FOR EMPLOYEE'S DEATH OR DISABILITY. If the Employee's employment is terminated because of the Employee's death or disability, (i) subject to Section 6(f) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, or his legal representative or estate, as the case may be, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; and (iii) the Employee's benefits and rights under any Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Company shall have no obligation to make any payments toward these benefits for Employee from and after termination. Any amounts payable pursuant to this
      Section 6(a) shall be paid to the Employee or his representative or estate, as the case may be, within sixty (60) business days of the date the Employee's employment is terminated.

                  (b) CONSEQUENCES OF TERMINATION BY THE COMPANY FOR ANY REASON OTHER THAN FOR CAUSE, DEATH OR DISABILITY OF EMPLOYEE. If the Employee's employment is terminated by the Company for any reason other than for cause, death or disability of Employee, (i) subject to
      Section 6(f) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, within sixty (60) days of such termination, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received, and a lump sum severance payment equal to one (1) year's base salary as in effect at the date of employment termination (with no effect given to any reduction in such annual base salary which could give rise to termination by the Employee for cause pursuant to Section 5(b) hereof); and (iii) the Employee's benefits and rights under any Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

                  (c) CONSEQUENCES OF TERMINATION FOR CAUSE BY THE COMPANY. If the Employee's employment is terminated by the Company for cause,
      (i) subject to Section 6(f) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; and
      (iii) the Employee's benefits and rights under any Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

                  (d) CONSEQUENCES OF TERMINATION BY THE EMPLOYEE FOR ANY REASON OTHER THAN FOR CAUSE OR EMPLOYEE'S DEATH OR DISABILITY. If, upon forty-five (45) days' prior written notice to the Company by the Employee, the Employee's employment is terminated by the Employee for any reason other than for cause or Employee's death or disability,
      (i) subject to Section 6(f) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, within sixty
      (60) days of such termination, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; and (iii) the Employee's benefits and rights under any Benefit Plan and medical benefit plan, shall be retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

                   (e) CONSEQUENCES OF TERMINATION BY THE EMPLOYEE FOR CAUSE. If, upon forty-five (45) days' prior written notice to the Company by the Employee, the Employee's employment is terminated by the Employee for cause (i) subject to Section 6(f) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, within sixty (60) days of such termination, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received and a lump sum severance payment equal to one (1) year's base salary as in effect at the date of termination (with no effect given to any reduction in such annual base salary which could give rise to a termination by the Employee for cause pursuant to Section 5(b) hereof) or the unpaid balance of the annual base salary which would have been payable to the employee through July 24, 2003, whichever amount shall be less; and (iii) the Employee's benefits and rights under any Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

                  (f) PRESERVATION OF CERTAIN PROVISIONS. Notwithstanding any provisions of this Agreement to the contrary, the provisions of Sections 7 through 12 hereof shall survive the expiration or termination of this Agreement as necessary to give full effect to all of the provisions of this Agreement.

            7. NON-COMPETITION/NON-SOLICITATION.

                  (a) During Employee's employment with the Company, Employee shall not engage in "Competition" with any entity in the Company Group (as defined below). For purposes of this Agreement, Competition by Employee shall mean Employee's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being an agent, principal, owner, partner, corporate officer, director, shareholder, member, or investor of, or permitting his name to be used in connection with the activities of any other business or organization anywhere in the United States which competes with the Business of any entity in the Company Group. For these purposes, the "Business" is establishing and providing mobile wireless communications services, including all aspects of the Business, within the Service Area as that term is defined in the Schedule of Definitions referred to in and incorporated by reference into that certain Sprint PCS Management Agreement dated July 17, 1998 and as it may be amended from time to time or any other similar Sprint Management Agreement to which the Company or any of its affiliates or subsidiaries may be a party ("the Sprint Agreement"); provided that; it shall not be a violation of this sub-paragraph for Employee to become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided the Employee does not actively participate in the business of such corporation until such time as this covenant expires. The employee does have the right to serve on Boards of non-competing companies.

                  (b) For a period of two (2) years following the termination of Employee's engagement, whether upon expiration of this Agreement or otherwise, Employee shall not engage in Competition, as defined above, in the Service Area or in any area in which the Company had, as of the date of the expiration of termination of this Agreement, a bona fide intention to begin to operate its Business; provided that, it shall not be a violation of this sub-paragraph for Employee to become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided the Employee does not actively participate in the business of such corporation until such time as this covenant expires.

                  (c) For a period of two (2) years after Employee ceases to be employed hereunder by the Company, whether upon expiration of this Agreement or otherwise, Employee agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, do any of the following:

                        (1) recruit or solicit (other than pursuant to
            general, non-targeted advertisements) the employment or services of, or hire, in any business enterprise or activity, any person who was employed by an entity in the Company Group upon termination of Employee's employment, or within six (6) months prior thereto;

                        (2) solicit from any customer or client doing
            business with an entity in the Company Group as of Employee's termination, business of the same or a similar nature to the business of such entity of the Company Group with such customer or client;

                        (3) solicit from any potential customer of an
            entity in the Company Group business of the same or a similar nature to that which has been the subject of a written or oral bid, offer or proposal by such entity of the Company Group, or of substantial preparation with a view to making such a bid, offer or proposal, within six (6) months prior to Employee's termination; or

                        (4) otherwise knowingly interfere with the business
            or accounts of any entity in the Company Group.

                  (d) Employee acknowledges that the services to be rendered by his to the Company are of a special and unique character, which gives this Agreement a peculiar value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach or threatened breach by his of any of the provisions contained in this Section 7 will cause the Company irreparable injury. Employee therefore agrees that in the event of a violation or threatened violation of any of the provisions contained in this Section 7, the Company shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Employee from any such violation or threatened violations.

                  (e) Employee further agrees that due to the confidential nature of the information he will possess, the covenants set forth herein are reasonable and necessary for the protection of the goodwill or other business interest of the Company.

                  (f) Employee agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 7 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 7 shall remain in full force and effect. Employee further agrees that if a court of competent jurisdiction determines that any provision of this Section 7 is invalid or against public policy, the remaining provisions of this Section 7 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

      As used herein, "Company Group" means the Company, and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

            8. CONFIDENTIAL INFORMATION. The Employee recognizes and acknowledges that he will have access to certain information of members of the Company Group (as defined below) and that such information is confidential and constitutes valuable, special and unique property of such members of the Company Group. The parties agree that the Company has a legitimate interest in protecting the Confidential Information, as defined below. The parties agree that the Company is entitled to protection of its interests in the Confidential Information. The Employee shall not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of his duties for an on behalf of the Company, it successors, assigns or nominees, any Confidential Information of any member of the Company Group (regardless of whether developed by the Employee) without the prior written consent of the Company. Employee acknowledges that the use or disclosure of the Confidential Information to anyone or any third party could cause monetary loss and damages to the Company. The parties further agree that in the event of a violation of this covenant against non-use and non-disclosure of Confidential Information, that the Company shall be entitled to a recovery of damages from Employee and/or an injunction against Employee for the breach or violation or continued breach or violation of this covenant.

            The term "Confidential Information" with respect to any person means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, financial and operating information, customers, supplier arrangements, contracts, costs, prices, uses, and applications of products and services, results of investigations, studies or experiments owned or used by such person, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by such person, before or during the term of this Agreement, that are not readily available to the public or that are maintained as confidential by such person. The Employee shall maintain in confidence any Confidential Information of third parties received as a result of his employment with the Company in accordance with the Company's obligations to such third parties and the policies established by the Company.

            9. DELIVERY OF DOCUMENTS UPON TERMINATION. The Employee shall deliver to the Company or its designee at the termination of his employment all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, product compositions, and other documents and all copies thereof, made, composed or received by the Employee, solely or jointly with others, that are in the Employee's possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business or any member of the Company Group. In this regard, the Employee hereby grants and conveys to the Company all right, title and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings or other documents, and writings, and copies, abstracts or summaries thereof, that may be prepared by the Employee or under his direction or that may come into his possession in any way during the term of employment with the Company that relate in any manner to the past, present or anticipated business of any member of the Company Group.

            10. DISPUTES. The Company and Employee agree to the following in regard to any disputes between them arising under any of the provisions of this Agreement other than the provisions of Sections 7 through 9 hereof. Nothing in this Section 10 applies to or governs disputes arising under Sections 7 through 9 of this Agreement.

                  (a) MEDIATION. The Company and Employee agree to mediate any dispute arising under the applicable provisions of this Agreement. In the event of any such dispute, the parties, within thirty (30) days of a written request for mediation, shall attend, in good faith, a mediation in order to make a good faith reasonable effort to resolve such dispute arising under this Agreement. The parties shall attempt, in good faith, to agree to a mediator. If unable to so agree, the parties, in that event, will move to arbitration as provided in this Agreement and there will be no mediation. If this good faith mediation effort fails to resolve any dispute arising under this Agreement, the Company and Employee agree to arbitrate any dispute arising under this Agreement. This arbitration shall occur only after the mediation process described herein.

                  (b) ARBITRATION. The Company and Employee agree, as concluded by the parties to this Agreement on the advice of their counsel, and as evidenced by the signatures of the parties and of their respective attorneys, that all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration and such arbitration shall be governed by the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code Section 171.001 et seq as it may be amended from time to time).

                  (c) DEMAND FOR ARBITRATION. If a dispute should arise under this Agreement, either party may within thirty (30) days make a demand for arbitration by filing a demand in writing with the other.

                  (d) APPOINTMENT OF ARBITRATORS. The parties to this Agreement may agree on one arbitrator, but in the event that they cannot so agree, there shall be three arbitrators, one named in writing by each of the parties within thirty (30) days after demand for arbitration is made, and a third to be chosen by the two so named. The arbitrators among themselves shall appoint a presiding arbitrator. Should either party fail to timely join in the appointment of the arbitrators, the arbitrators shall be appointed in accordance with the provisions of Texas Civil Practice and Remedies Code Section 171.041.

                  (e) HEARING. All arbitration hearings conducted under the terms of this Agreement, and all judicial proceedings to enforce any of the provisions of this Agreement, shall take place in Lubbock County, Texas. The hearing before the arbitrators of the matter to be arbitrated shall be at the time and place within that County selected by the arbitrators or if deemed by the arbitrators to be more convenient for the parties or more economically feasible, may be conducted in any city within the Service Area as referred to in
      Section 7 hereof or within the State of Texas.

                  (f) ARBITRATION AWARD. If there is only one arbitrator, his or his decision shall be binding and conclusive. The submission of a dispute to the arbitrators and the rendering of their decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrators may be rendered by any court having jurisdiction; or the court may vacate, modify, or correct the award in accordance with the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code ss. 171.087 et seq as it may be amended from time to time).

                  (g) COSTS OF ARBITRATION. The costs and expenses of arbitration, including the fees of the arbitrators but excluding any attorneys' fees, shall be advanced by the Company, but will ultimately be borne by the losing party or in such proportions as the arbitrators shall determine.

                  (h) CONDUCT OF ARBITRATION. Any arbitration brought under the terms of this Agreement shall be conducted in the following manner:

                        (1) Time Limitations. The parties agree
            that the following time limitations shall govern the arbitration proceedings conducted under the terms of this Agreement:

                              (a) Any demand for arbitration must be filed
            within thirty (30) days of the date the mediation is deemed unsuccessful, or thirty (30) days after the date of the written request for mediation, whichever is later.

                              (b) Each party must select an arbitrator
            within thirty (30) days of receipt of notice that an arbitration proceeding has commenced. In the event that no such selection is made, the arbitrator selected by the other party may conduct the arbitration proceeding without selecting any other arbitrator.

                              (c) The hearing must be held within sixty
            (60) days of the date on which the third arbitrator is selected.

                              (d) Hearing briefs must be submitted no later
            than ten (10) days after the hearing.

                              (e) The arbitration award must be made within
            thirty (30) days of the receipt of hearing briefs.

                        (2)  Discovery in Arbitration
            Proceedings. The parties agree that discovery may be conducted in the course of the arbitration proceeding in accordance with the following provisions:

                              (a) Each party may notice no more than three
            (3) depositions in total, including both witnesses adherent to the adverse party and third-party witnesses.

                              (b) Each party may serve no more than
            twenty-five (25) requests for admission on the other party. No requests may be served within ten (10) days of the date of hearing, unless the parties otherwise stipulate. All requests for admission shall be responded to within ten (10) days of service of the requests, unless the parties otherwise stipulate.

                              (c) Each party may serve no more than fifty
            (50) interrogatories on the other party. No interrogatory shall contain subparts, or concern more than one topic or subject of inquiry. Interrogatories may not be phrased so as to circumvent the effect of this clause. No interrogatories may be served within ten (10) days of the date of hearing, unless the parties otherwise stipulate. All interrogatories shall be responded to within ten (10) days of service of the interrogatories, unless the parties otherwise stipulate.

                              (d) Each party may serve no more than ten
            (10) requests for production of documents on the other party. No request for production of documents shall contain subparts, or seek more than one type of document. Requests for production of documents may not be phrased so as to circumvent the effect of this clause. Unless the parties otherwise stipulate, requests for production of documents may not be served within ten (10) day of the date of hearing, and all requests for production of documents shall be responded to within ten (10) days of service of the requests.

                              (e) If any party contends that the other
            party has served discovery requests in a manner not permitted by this Section, or that the other party's response to a discovery request is unsatisfactory, the party may request the presiding arbitrator to resolve such discovery disputes. The presiding arbitrator shall prescribe the procedure by which such disputes are resolved. Any discovery dispute may be handled by telephone conference among the parties and the presiding arbitrator.

            11. SUCCESSORS. The Company may not assign this Agreement, except in connection with, and to the acquiror of, all or substantially all of the business or assets of the Company. The Employee may not assign his rights or delegate his duties or obligations under this Agreement.

            12. MITIGATION. Any payments made pursuant to this Agreement in connection with a termination of employment will be subject to offset for any advances, amounts receivable, and loans, including accrued interest outstanding on the date of employment termination. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of the any compensation or benefits provided to the Employee in any subsequent employment.

            13. NOTICE. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly made or given when hand delivered, one (1) business day after being transmitted by telecopier (confirmed by mail) or sent by overnight courier against receipt, or five (5) days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the party to whom such communication is given at the address set forth below, which address may be changed by notice given in accordance with this
Section:

            If to the Company:      Alamosa PCS Holdings, Inc.
                                    5225 South Loop 289, Suite 120
                                    Lubbock, Texas 79424
                                    Attn: Chief Executive Officer

            With Copy to:           Jack McCutchin, Jr.
                                    Crenshaw, Dupree & Milam, L.L.P.
                                    PO Box 1499
                                    Lubbock, Texas 79408

            If to the Employee:     Anthony Sabatino
                                    13403 West 80th Terrace
                                    Lenexa, Kansas 66215

            With Copy to:           [Sabatino's Attorney]


            14. MISCELLANEOUS.

                  (a) SEVERABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                  (b) NO ORAL MODIFICATION, WAIVER OR DISCHARGE. No provisions of this Agreement may be modified, waived or discharged orally, but only by a waiver, modification or discharge in writing signed by the Employee and such officer as may be designated by the Board of Directors of the Company to execute such a waiver, modification or discharge. No waiver by either party hereto at any time of any breach by the other party hereto of, or failure to be in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement or in the documents attached as Exhibits to this Agreement.

                  (c) INVALID PROVISIONS. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

                  (d) ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings, express or implied, between the Employee and the Company with respect to the subject matter hereof.

                  (e) SECTION HEADINGS FOR CONVENIENCE ONLY. The section headings herein are for the purpose of convenience only and are not intended to define or limit the contents of any section.

                  (f) EXECUTION IN COUNTERPARTS. The parties may sign this Agreement in counterparts, all of which shall be considered one and the same instrument.

                  (g) EACH PARTY THE DRAFTER. This Agreement and the provisions contained in it shall not be construed or interpreted for or against any party to this Agreement because that party drafted or caused that party's legal representative to draft any of it provisions.

                  (h) GOVERNING LAW AND PERFORMANCE.  This
      Agreement shall be governed by the laws of the State of Texas.

            DATED this 3rd day of March, 2001 to be effective July
24, 2000.


                              COMPANY

                              ALAMOSA PCS HOLDINGS, INC.


                              By: /s/ David Sharbutt
                                  ------------------------------
                                    Name:   David Sharbutt
                                    Title:  CEO


                              EMPLOYEE


                              /s/ Anthony Sabatino
                              -----------------------------------
                              ANTHONY SABATINO


Approved as to the mediation and arbitration provisions in Section 10 above.

                              Crenshaw, Dupree & Milam, L.L.P.
                              PO Box 1499
                              Lubbock, Texas 79408


                              By:
                                  ---------------------------------
                              Jack McCutchin, Jr.
                              Attorney for Alamosa PCS Holdings, Inc.


                              By:
                                 ----------------------------------
                              [              ]
                              Attorney for Employee